Version 1.0                                  TechAlt Master Agreement # 2004-100
                                                                    Page 1 of 13

                                 [COMPANY LOGO]

                                    TechAlt



                       AGREEMENT FOR CONSULTING SERVICES


                                 BY AND BETWEEN


                       Arias Technology Corporation, Inc.
                                  (Consultant)


                                      AND


                                 TechAlt, Inc.
                            (An Nevada Corporation)



                            Dated: October 11, 2004
                                   ----------------

                                TABLE OF CONTENTS

SECTION                                                       PAGE

1.  Definitions                                                  3
2.  Scope of Services                                            3
3.  Term                                                         3
4.  Personnel, Staffing and Direction                            4
5.  Working Arrangement                                          4
6.  Compensation                                                 4
7.  Travel and Other Expenses                                    4
8.  Taxes                                                        5
9.  Invoicing and Payment                                        5
10. Title and Possession                                         5
11. Confidential Information                                     6
12. Guarantees                                                   6
13. Product Warranty                                             7
14. Patent and Copyright Infringement                            7
15. Indemnification                                              7
16. Limitation of Liability                                      8
17. Excusable Delays                                             8
18. Termination                                                  8
19. Independent Contractor                                       9
20. Product(s) Support                                          10
21. Advertising                                                 10
22. Availability                                                10
23. Assignability                                               10
24. Section Headings                                            10
25. Construction of Agreement                                   10
26. Consent to Breach Not a Waiver                              11
27. Invalid Provision                                           11
28. Survival of Terms                                           11
29. Acknowledgement                                             11

Exhibit A - Work Specification



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Version 1.0                                  TechAlt Master Agreement # 2004-100
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                        AGREEMENT FOR CONSULTING SERVICES

This Agreement for Consulting Services ("Agreement") is entered into by and between TechAlt, Inc, a Nevada corporation, (hereinafter referred to as "TechAlt") and Arias Technology Corporation, Inc (hereinafter referred to as "Consultant") with its principal place of business at _566 W. Lake Street, Suite 490, Chicago, IL, 60661.

Subject to the terms and conditions of this Agreement, Consultant agrees to provide and TechAlt, Inc agrees to accept the Services described herein.

1.    Definitions

"Products" mean all material, including but not limited to, software programs, systems, specifications, documents, contracts and summaries thereof, developed in connection with a Work Specification.

"Services" mean those computer programming and/or consulting services, which are more fully described in Work Specifications issued hereunder, for the fees described herein.

"Work Specifications" mean those documents substantially in the form attached hereto as Exhibit A, with appropriate insertions, issued by TechAlt, and accepted by Consultant in reference to this Agreement. Work Specifications are incorporated into and made a part of this Agreement by reference.

2.    Scope of Services

Particular  Consultant  personnel  shall  be  identified  in  one or  more  Work
Specifications issued by TechAlt and accepted by Consultant, which are incorporated into this Agreement by reference. No Services shall be provided by virtue of this Agreement alone, but shall require the issuance and acceptance of such Work Specifications. As appropriate, Work Specifications shall identify without limitation, the Services to be performed, results to be achieved, the cost, the start date, and the criteria for completion. In addition, all software to be delivered hereunder shall be subject to file sizing analysis, workflow analysis, and/or presentation of alternate hardware/software solutions.

3.    Term

A. This Agreement shall be effective when signed by both parties and thereafter shall remain in effect until terminated by either party as provided herein.

B. Each Work Specification shall be effective when signed by both parties and thereafter shall remain in effect until terminated as provided herein.

4.    Personnel, Staffing and Direction

Consultant  shall provide all necessary  personnel,  adjudged by Consultant  and acceptable to TechAlt as qualified to perform the Services defined in a Work Specification. The daily activities of Consultant's personnel assigned to work with TechAlt in accordance with the requirements set forth in a Work Specification shall be directed by TechAlt or by Consultant's supervisor acting at the direction of TechAlt.

5.    Working Arrangement

A. The Services provided hereunder shall be performed at either the TechAlt's or Consultant's premises, as mutually agreed by the parties.

B. TechAlt agrees to provide reasonable working space, computer related resources, materials, (i.e. ribbons, paper, etc.), and any other services and materials which may be necessary in connection with the performance of Services described herein, including particularly a desk, a phone, and other office and support services normally provided by TechAlt to TechAlt's own employees of similar status. TechAlt shall not unreasonably alter the working environment once established, nor substitute other working arrangements unreasonably often regardless of relative quality.

6.    Compensation

TechAlt shall pay Consultant for Services provided under each Work Specification
(i) at an hourly rate; (ii) at a flat rate per project, task, or Work Specification; or (iii) at any other rate mutually agreed upon by TechAlt and Consultant and set forth in the applicable Work Specification. In the event that payment is based on an hourly rate, TechAlt shall pay Consultant for actual hours spent engaged in providing the Services contemplated by a Work Specification or actual hours spent engaged in providing support services necessary for the successful performance of the Product(s) contemplated under a Work Specification.

7.    Travel and Other Expenses

A. TechAlt shall reimburse Consultant for all reasonable travel and other expenses (over and above the normal daily expenses of working and
      commuting)  in   connection   with   Services   furnished   under  a  Work
      Specification.

B. All travel and other expenses must be authorized in writing by an authorized representative of TechAlt prior to same being incurred.


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8.    Taxes

TechAlt shall reimburse Consultant for any sales tax, use tax, or any similar fee levied on Services provided hereunder by Consultant, provided said taxes or fees are paid by Consultant and imposed by state or federal law.

9.    Invoicing and Payment

Consultant shall invoice TechAlt for the Services furnished and for the approved travel and other expenses incurred under a Work Specification during the preceding month, week or other invoicing period described in the applicable Work Specification. TechAlt shall pay invoices issued pursuant to this Agreement within sixty (60) days after the receipt thereof.

10.   Title and Possession

A.    All  Products   developed  by  Consultant   in  connection   with  a  Work
      Specification, shall belong solely and exclusively to TechAlt. TechAlt shall have the right to obtain and to hold in its own name, patents, copyrights, and/or trade secret registrations, or such other protection as may be appropriate to the subject matter and any extension or renewals thereof. The Contractor agrees to give TechAlt and any other person designated by TechAlt, all assistance reasonably required to perfect its rights pursuant to this section. The Contractor shall not use, sell, transfer, assign, plagiarize or otherwise disclose such work to any third party.

B. Consultant acknowledges certain situations require TechAlt to have possession of source code to certain application software, and Consultant is agreeable to making said source code available in Escrow to the benefit of TechAlt or such other arrangements as are negotiated between Consultant and TechAlt, upon proper written agreement.

C. Consultant further agrees that all of the above referenced Escrow materials, all documentation and any and/all reference material developed hereunder, shall be considered the confidential information of TechAlt, and the use of such material shall be governed by Section 11 hereof.

D. Nothing contained in this Section or in Section 11 shall impair or restrict the right of Consultant to use or publicly disclose any material or information (i) previously in its possession, (ii) acquired from any third party which did not obtain such material legally from TechAlt, (iii) developed by Consultant independently, or (iv) already in the lawful possession of Consultant at the time of execution of this Agreement.

E. Consultant hereby grants TechAlt the right to use any Product(s) supplied hereunder solely for use in TechAlt's own business operations.

11.   Confidential Information

A. Each party acknowledges that all material and information marked as "Confidential"," Secret" or containing such other reasonable marking showing that the materials are to be protected, and which has or will come into the possession or knowledge of each in connection with this Agreement or the performance hereof, consists of confidential and proprietary data, whose disclosure to or use by third parties will be damaging. Both parties, therefore, agree to hold such material and information in strictest confidence, not to make use thereof other than for the performance of this Agreement, nor to release or disclose such information or material to any persons who have not been officially notified in writing that they are expressly binding themselves not to improperly use or disclose said data.

B. TechAlt and Consultant further agree that this Agreement shall not restrict the rights of Consultant, except as specifically acknowledged in writing, to undertake similar work for other clients either concurrently or in the future, provided that TechAlt's rights of proprietary information as provided above are preserved.

12.   Guarantees

A. Consultant warrants that all Services performed under a Work Specification shall be performed to the best of its, and its personnel's, ability and in a good workmanlike manner.

B. Consultant warrants that all Product(s) produced hereunder will be of original development by Consultant. In the event that Consultant shall elect to use or incorporate in the Product(s) to be produced, any components of a system already existing, Consultant shall first notify TechAlt who, after whatever investigation TechAlt may elect to make, may direct Consultant not to so use or incorporate any such components. If TechAlt shall not object, Consultant may use or incorporate such components at Consultant's expense after obtaining the written consent of the party owning the same, and furnishing a copy thereof to TechAlt; in all events, such components shall be similarly warranted (except for originality) by Consultant and Consultant will arrange to transfer title or the perpetual license to use such components to TechAlt for purposes of this Agreement, and shall indemnify TechAlt in the manner stated in
      Section 14 hereof, with respect thereto.


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13.   Product(s) Warranty

Consultant warrants that all Product(s) provided hereunder will conform to and perform in accordance with the specifications stated in the applicable Work Specifications. Consultant's obligation under this warranty is to correct and adjust Product(s), which do not comply with this warranty at no additional cost to TechAlt for a period of twelve (12) months from the completion of the Work Specification pertaining thereto. After such twelve (12) month period, corrections and modifications if any, shall be furnished on a time and materials basis at Consultant's then current charges therefor, at the request of TechAlt. THIS WARRANTY IS IN LIEU OF ALL OTHER WARRANTIES, EXPRESSED OR IMPLIED. Consultant shall not be required to correct any Product(s), which has been damaged or destroyed by any cause outside of the control of Consultant.

14.   Patent, Copyright and Trade Secret Infringement

Consultant shall defend, at its own expense, any suit or proceedings brought against TechAlt so far as it is based on a claim that any Product(s) supplied by Consultant under this Agreement or any Work Specification infringes a United States patent, copyright or trade secret; provided, however, that Consultant is given reasonable notice after its commencement and is given full and complete authority, information, and assistance (at Consultant's expense) for the defense thereof (including appeals), and Consultant shall pay all costs and damages finally awarded against TechAlt in any such action that are attributable to any such claim, but shall not be responsible for any compromise or settlement made without its consent. If any such infringement is held to exist, Consultant shall, at its option and expense and in conformity with requirements in the relevant Work Specification, either procure for TechAlt the right to continue using the Products, modify same so that they become non-infringing, or replace same with a non-infringing counterpart, or, if an injunction issues from which no further appeal lies, and none of the above alternatives is reasonably feasible, accept the return (at Consultant's expense) of the infringing Product(s) and refund to TechAlt an amount equal to twice the depreciated or amortized value of the Products, such value to be determined by using a straight line method of depreciation or amortization based upon a five (5) year useful life. Consultant, however, shall have no liability whatever to TechAlt if any such infringement or claim thereof is based upon or arises out of (a) compliance with designs, plans or specifications furnished solely by TechAlt, or the use of the Product(s) in a manner for which the same were neither designed nor contemplated.

15.   Indemnification

Each party hereby agrees to indemnify the other against all loss(s), cost(s) and expense(s), including reasonable counsel fees, which the other may incur by reason of the breach of any term, provision, covenant, warranty or representation contained herein and/or in connection with the enforcement of this Agreement or any provision hereof.

16.   Limitation of Liability

A. EXCEPT FOR PATENT, COPYRIGHT AND TRADE SECRET INFRINGEMENT, PERSONAL INJURY AND/OR PROPERTY DAMAGE, EACH PARTY AGREES THAT ITS LIABILITY HEREUNDER FOR DAMAGES OF ANY KIND, WHETHER DIRECT OR INDIRECT AND REGARDLESS OF THE FORM OF ACTION OR THEORY OF LIABILITY SHALL NOT EXCEED THE CHARGES ACTUALLY PAID HEREUNDER WITH RESPECT TO THE APPLICABLE WORK SPECIFICATION. IN NO EVENT SHALL EITHER PARTY BE LIABLE FOR LOSS OF
      PROFITS OR ANY OTHER SUCH LOSS, OR ANY DIRECT OR INDIRECT, SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES HOWEVER INCURRED OR DESIGNATED.

B.    No  action,   regardless  of  form,   arising  out  of  the   transactions
      contemplated under this Agreement, may be brought by either party more than one (1) year after the cause of action has accrued, except that an action for non-payment may be brought within one (1) year after the date of the last payment.

C. Notwithstanding the foregoing, each party shall be responsible for bodily injury or damage to the other party's physical property resulting from negligent or intentional acts or omissions of its employees, agents, or representatives.

17.   Excusable Delays

A. Neither party to this Agreement shall be held liable for failure to comply with any of the terms of this Agreement when such failure has been caused solely by fire, war, insurrection, government restrictions, force majeure, (Acts of God) or other causes, beyond the control and not due to the fault of either party involved, provided such party uses due diligence to remedy such default.

B. It is understood and agreed that the Services provided by Consultant hereunder will be based entirely upon TechAlt's direction and/or TechAlt determined, and approved specifications, therefore, TechAlt understands that changes, including but not limited to changes either in data supplied, requirements, specifications, or objectives; will cause delays and affect estimates, if any, of the amount of Services required and their completion dates.

18.   Termination

A.    This Agreement may be terminated as follows:

      (i) by either party, without cause, upon thirty (30) days prior written notice to the other party;

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                    Version 1.0 TechAlt Master Agreement # 2004-100 Page 9 of 13

      (ii) by either party, in the event that the other party fails to comply with any material term or condition hereof and such failure is not remedied within thirty (30) days, except as provided in this Agreement in
      Section 17, after written notice thereof has been given to the other party;

      (iii) by either party, in the event that the other party becomes insolvent, makes an assignment for the benefit of creditors, suffers or permits the appointment of a receiver or trustee in bankruptcy or similar officer for all or parts of its business or assets; or

      (iv) by either party, in the event that the other party avails itself of or becomes subject to any bankruptcy proceeding under Federal law or any statute of any state relating to insolvency or the protection of rights of creditors.

B.    Each Work Specification may be terminated as follows:

      (i)   as provided in the applicable Work Specification;

      (ii) by either party, upon thirty (30) days prior written notice to the other party; or

      (iii) automatically, upon completion of the Services and/or delivery of the Product(s) specified in the applicable Work Specification.

C. Termination shall in no way relieve either party of duties or obligations incurred prior to such termination.

D. Upon termination of this Agreement, each party shall immediately return to the other, all papers, materials, programs, documentation, equipment and other property of the other party held by each party for the purpose of carrying out its obligations hereunder. Each party shall assist the other party in the orderly termination of this Agreement as may be necessary for the non-disrupted business continuation of each party.

19.   Independent Contractor

It is herein agreed that at all times the relationship of the Consultant to TechAlt shall be that of an independent contractor. Consultant further agrees, during the term of this Agreement, to maintain at Consultant's expense, all necessary insurance for its employees, including but not limited to, workman's compensation, disability, and unemployment insurance, general liability insurance and to provide TechAlt with certification of same upon request.

20.   Product(s) Support

A.    Consultant  agrees  to  provide  application   software  support  for  all
      Product(s) as indicated in the applicable Work Specification. Items normally included as software support include:

      1.    Reasonable Telephone Support

      2.    Training

      3.    Forms Design

      4. Correction of programs where source code and equipment are provided by TechAlt

      5. Assistance to TechAlt staff in setting up office procedures as they relate to the computer operations

      6.    Software and file fixes not dependent on source code availability

B. TechAlt agrees to keep a minimum of two (2) sets of back-up files. It is recommended that four (4) back-up sets be kept with at least one (1) set kept at an off-site location.

21.   Advertising

It is herein agreed that TechAlt's name will not be used in any written advertising or marketing promotion of Consultant except with TechAlt's prior written consent.

22.   Availability

Each party warrants to the other that it is free, as of the date it signs this Agreement, of any contractual obligations that would prevent such party from entering into this Agreement, and that Consultant's offer to provide Services in no way caused or induced any party to this Agreement to breach any contractual obligations.

23.   Assignability

Each party herein agrees that this is a personal services Agreement between TechAlt and Consultant and is not assignable by either party.

24.   Section Headings

Section Headings have been included in this Agreement merely for convenience or reference. They are not to be considered part of this Agreement, or to be used in the interpretation hereof.


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25.   Construction of Agreement

Any questions or matters arising under this Agreement as to the validity, construction, or performance hereof, shall be determined in accordance with the laws of the State of Illinois

26.   Consent to Breach Not a Waiver

No terms or provisions hereof shall be deemed waived and no breach excused, unless such waiver or consent shall be in writing and signed by the party claimed to have waived or consented. Any consent by any party to, or waiver of, a breach by the other, whether express or implied, shall not constitute a consent to, waiver of, or excuse for any other different or subsequent breach.

27.   Invalid Provision

Should any part of this Agreement, for any reason, be declared invalid, such decision shall not affect the validity of any remaining portion. Such remaining portion shall remain in force and effect as if this Agreement had been executed with the invalid portion eliminated.

28.   Survival of Terms

The terms, provisions, representations and warranties contained in this Agreement that by their sense and context are intended to survive the performance thereof by either or both parties hereunder, shall so survive the completion of performance and termination of this Agreement, including the making of any and all payments due hereunder.


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29.   Acknowledgement

Each party acknowledges that it has read this Agreement, understands it, and agrees to be bound by its terms. The parties further agrees that this Agreement, along with any applicable Confidentiality/Non-Disclosure Agreements and any executed Work Specification(s), are the complete and exclusive statements of the Agreement between the parties, which supersedes all proposals, oral or written, and all other communications between TechAlt and Consultant relating to the subject matter of this Agreement.

In witness whereof the parties have caused this Agreement to be executed as of the date first above written.


TECHALT, INC                                Consultant Arias Technology, Inc.


By__________________________                By__________________._____

Typed Name_Barbara Y. Roberts               Typed Name:   Ray Arias

Title:  VP Business Development             Title:        President

Contact Phone:  (847) -870-2602             Contact  Phone:   (847)- 749-0179



Master Agreement # 2004-100

                                    EXHIBIT A
                                    ---------

                               WORK SPECIFICATION
                               ------------------

Date:   October 11, 2004                                Scope of Work  # 100-010
      ------------------                                                --------


By reference hereto, Agreement # 2004-100 dated the eleventh day of October 2004, appends this Work Specification; TechAlt/ Arias Statement of Work # 100-010.